[CBRL GROUP, INC. LOGO]
Post Office Box 787
Lebanon, Tennessee
37088-0787
Phone 615.443.9869

Investor Contact: Lawrence E. White
Senior Vice President/Finance
and Chief Financial Officer
(615) 443-9869

Media Contact: Julie K. Davis
Director Corporate Communications
(615) 443-9266

CBRL GROUP, INC. REPORTS FEBRUARY SALES

LEBANON, Tenn. (February 28, 2006) -- CBRL Group, Inc. (the “Company”) (Nasdaq: CBRL) today reported comparable store sales for the four-week period ending Friday, February 24, 2006:

•
Comparable store restaurant sales in fiscal February were down 1.4% for Cracker Barrel Old Country Store® (“Cracker Barrel”), with an approximately 1.9% higher average check, including approximately 2.4% higher average menu pricing,

•	Comparable restaurant sales for Logan’s Roadhouse® (“Logan’s”) in February were up 2.3%, with an approximately 2.8% higher average check, including approximately 3.0% higher average menu pricing, and
•	Cracker Barrel’s comparable store retail sales in February were down 11.6%.

The Company noted that comparable restaurant sales in fiscal February were unfavorably affected by an estimated net effect of approximately 0.5% at Cracker Barrel and approximately 0.5% to 1% at Logan’s as a result of winter weather more severe this year than last year.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 535 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 132 company-operated and 24 franchised Logan’s Roadhouse restaurants in 20 states.

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